Exhibit 5

ChuoAoyama Audit Corporation	PRICEWATERHOUSECOOPERS

Kasumigaseki Bldg, 32nd Floor
3-2-5, Kasumigaseki, Chiyoda-ku,
Tokyo 100-6088, Japan

[Auditor’s Consent]

We hereby consent to the inclusion of our report dated June 25, 2003 in the Annual Report on Form 18-K of Development Bank of Japan for the fiscal year ended March 31, 2003 and to the reference to us under the heading “Financial Statements of Development Bank of Japan” in such report.

We also consent to the incorporation by reference of such report and reference in the prospectus included in the Registration Statement on Schedule B of Development Bank of Japan.

October 20, 2003

ChuoAoyama Audit Corporation
Independent Certified Public Accountants

/s/ ChuoAoyama Audit Corporation